SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	27-0331816
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Commerce Square

2005 Market Street, 15th Floor

Philadelphia, Pennsylvania 19103

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☒

Securities Act registration statement file number to which this form relates: 333-160463

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.01 par value per share

(Title of class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the common stock, $0.01 par value per share, of Resource Real Estate Opportunity REIT, Inc. (the “Company”) registered hereby is incorporated herein by reference to “Suitability Standards” and “Description of Shares” in the Company’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on March 3, 2011 (File No. 333-160463) (the “Registration Statement”). The Company further incorporates by reference herein any changes to the description of its common stock filed in a supplement or amendment to the Registration Statement, as such Registration Statement may be amended or supplemented from time to time.

ITEM 2.	EXHIBITS

1.	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-160463) filed February 9, 2010).

2.	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-160463) filed February 9, 2010).

3.	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-160463) filed November 12, 2009).

4.	Form of Subscription Agreement (incorporated by reference to Appendix B to the prospectus that is part of Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-160463) filed March 3, 2011).

5.	Amended and Restated Distribution Reinvestment Plan (incorporated by reference to Appendix B to Cumulative Supplement No. 9 to the prospectus that is part of Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-160463) filed March 3, 2011).

6.	Share Redemption Program (incorporated by reference to Exhibit 4.4 to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-160463) filed May 7, 2010).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Date: April 28, 2011	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer and Director